SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

 STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                        PURSUANT TO SECTION 305(b)(2) [ ]

                  WACHOVIA TRUST COMPANY, NATIONAL ASSOCIATION
               (Exact Name of Trustee as Specified in its Charter)

                                   56-1989961
                      (I.R.S. Employer Identification No.)

       One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware
                    (Address of Principal Executive Offices)

                                      19801
                                   (Zip Code)

                  WACHOVIA TRUST COMPANY, NATIONAL ASSOCIATION
                                ONE RODNEY SQUARE
                           920 KING STREET, SUITE 102
                              WILMINGTON, DE 19801
                    ATTENTION: CORPORATE TRUST ADMINISTRATION
                                 (302) 888-7539
            (Name, address and telephone number of Agent for Service)

                          PECO ENERGY CAPITAL TRUST [ ]

               (Exact Name of Obligor as Specified in its Charter)

                                  Pennsylvania

         (State or other jurisdiction of Incorporation or Organization)

                            [                      ]

                      (I.R.S. Employer Identification No.)


                               2301 Market Street
                           Philadelphia, Pennsylvania

                    (Address of Principal Executive Offices)

                                      19101
                                   (Zip Code)


                          Trust Preferred Securities of
                          PECO Energy Capital Trust [ ]
                         (Title of Indenture Securities)


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1. General information.

Furnish the following information as to the trustee:

a) Name and address of each examining or supervisory authority to which it is subject:
         Comptroller of the Currency
         United States Department of the Treasury
         Washington, D.C.  20219

         Federal Reserve Bank
         Richmond, Virginia 23219

         Federal Deposit Insurance Corporation
         Washington, D.C.  20429

b)       Whether it is authorized to exercise corporate trust powers.

         Yes.

2. Affiliations with obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

3. Voting securities of the trustee.

Furnish the following information as to each class of voting securities of the trustee:

         Not applicable - see answer to Item 13.

4. Trusteeships under other indentures.

If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

         a)
         Title of the securities outstanding under each such other indenture.

         Trust Preferred Securities



          (b)
         A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                  The indenture securities are not in default. The indenture securities rank equal to the securities named in Item 4(a).



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5.  Interlocking  directorates  and  similar  relationships  with the obligor or underwriters.

If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

         Not applicable - see answer to Item 13.

6. Voting securities of the trustee owned by the obligor or its officials.

Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

         Not applicable - see answer to Item 13.

7. Voting securities of the trustee owned by underwriters or their officials.

Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:

         Not applicable - see answer to Item 13.

8. Securities of the obligor owned or held by the trustee.

Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

         Not applicable - see answer to Item 13.

9. Securities of underwriters owned or held by the trustee.

If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

         Not applicable - see answer to Item 13.

10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee
(1) owns 10 percent or more of the voting stock of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

         Not applicable - see answer to Item 13.

11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

         Not applicable - see answer to Item 13.


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12. Indebtedness of the obligor to the trustee.

Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

         Not applicable - see answer to Item 13.

13. Defaults by the obligor.

a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

         None.

b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

         None

14. Affiliations with the underwriters.

If any underwriter is an affiliate of the trustee, describe each such affiliation.

         Not applicable - see answer to Item 13.

15.   Foreign trustee.

Identify the order or rule pursuant to which the trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

         Not applicable - trustee is a national banking association organized under the laws of the United States.

16.   List of Exhibits.



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 List below all exhibits filed as part of this statement of eligibility.

X 1. Copy of Articles of Association of the trustee as now in effect.

X 2. Copy of the Certificate of the Comptroller of the Currency dated April 4, 2002, evidencing the authority of the trustee to transact business.

X 3. Copy of the Certification of Fiduciary Powers of the trustee by the Office of the Comptroller of the Currency dated April 4, 2002.

 X   4. Copy of existing by-laws of the trustee.

___ 5. Copy of each indenture referred to in Item 4, if the obligor is in default.
         -Not Applicable.

 X   6. Consent of the trustee required by Section 321(b) of the Act.

X 7. Copy of report of condition of the trustee at the close of business on December 31, 2002, published pursuant to the requirements of its supervising authority.

__ 8. Copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.
         Not Applicable

__ 9. Consent to service of process required of foreign trustees pursuant to
      Rule 10a-4 under the Act.
          Not Applicable

________________________






                                      NOTE
         The trustee disclaims responsibility for the accuracy or completeness of information contained in this Statement of Eligibility and Qualification not known to the trustee and not obtainable by it through reasonable investigation and as to which information it has obtained from the obligor and has had to rely or will obtain from the principal underwriters and will have to rely.

                                    SIGNATURE


         Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Wachovia Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility and Qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and the State of Delaware, on the 13th day of May, 2003.


                                   Wachovia Trust company, National Association



                                   By: ________________________________
                                   Rita Marie Ritrovato
                                   Trust Officer




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                             CONSENT OF THE TRUSTEE

         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of PECO Energy Capital Trust IV, V, and VI Trust Preferred Securities, Wachovia Trust Company, National Association, hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



                                   WACHOVIA TRUST COMPANY, NATIONAL ASSOCIATION



                                   By: _________________________
                                   Rita Marie Ritrovato
                                   Trust Officer


Wilmington, Delaware

May 13, 2003

























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
EXHIBIT T-7
                                                  REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of Wachovia Trust Company, National Association, at the close of business on December 31, 2002, published in response to call made by Comptroller of the Currency, under title 12,
United States Code, Section 161. Charter Number 1 Comptroller of the Currency.

Statement of Resources and Liabilities
                                                         ASSETS
                                                  Thousand of Dollars
                                                  -------------------
Cash and balance due from depository institutions:
     Noninterest-bearing balances and currency and coin...................................                     206,000
     Interest-bearing balances............................................................                           0
Securities................................................................................                    ////////
     Held-to-maturity securities (from Schedule RC-B, column A)...........................                           0
     Available-for-sale securities (from schedule RC-B, column D).........................                     206,000
Federal funds sold and securities purchased under agreements to resell....................                           0
Federal funds sold in domestic offices....................................................                           0
Securities purchased under agreements to resell(3)........................................                           0
Loans and lease financing receivables (from Schedule RC-C):
     Loan and leases held for sale........................................................                           0
     Loan and leases, net of unearned income..............................................                 293,839,000
     LESS: Allowance for loan and lease losses............................................                           0
     LESS: Allocated transfer risk reserve................................................                           0
     Loans and leases, net of unearned income and allowance (item.4.b misus 4.c)..........                 293,839,000
Trading assets (from Schedule RC-D).......................................................                           0
Premises and fixed assets (including capitalized leases)..................................                           0
Other real estate owned (from Schedule RC-M)..............................................                           0
Investment in unconsolidated subsidiaries and associated companies (from Schedule RC-M)...                           0
Customer's liability to this bank on acceptances outstanding..............................                           0
Intangible assets.........................................................................                           0
     Goodwill.............................................................................                           0
Other intangible assets (from Schedule RC-M)..............................................                           0
Other assets (from Schedule RC-F).........................................................                     476,000

                                    Total assets..........................................                 294,727,000

                                                      LIABILITIES
Deposits:
     In domestic offices..................................................................                           0
       Noninterest-bearing................................................................                           0
       Interest-bearing...................................................................                           0
     In foreign  offices,  Edge and  Agreement  subsidiaries,  and IBFs (from  Schedule  RC-E,                       0
     partII)..............................................................................
       Noninterest-bearing................................................................                           0
       Interest-bearing...................................................................                           0
Federal funds purchased in domestic offices(2)............................................                           0
Securities sold under agreements to repurchase(3).........................................                           0
Trading liabilities(from Schedule RC-D)...................................................                           0
Other borrowed  money  (includes  mortgage  indebtedness  and  obligations  under  Capitalized                       0
  leases)(from Schedule RC-M).............................................................
Bank's liability on acceptances executed and outstanding..................................                           0
Subordinated notes and debentures.........................................................                           0
Other liabilities.........................................................................                  11,027,000
Total liabilities.........................................................................                  11,027,000
Minority Interest in consolidated subsidiaries............................................                           0

                                                     EQUITY CAPITAL
Perpetual preferred stock and related surplus...........................................                             0
Common Stock..............................................................................                     200,000
Surplus...................................................................................                 416,119,000
Retained Earnings.........................................................................               (132,622,000)
Accumulated other comprehensive income....................................................                       3,000
Other Equity Capital components...........................................................                           0
Total equity capital (sum of item 23 through 27)..........................................                 283,700,000
Total liabilities and equity capital (sum of items 21,22, and 28).........................                 294,727,000

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